EXHIBIT  10.5
                                 -     RAPIDTRON


SEPTEMBER  29,  2003

Mr.  Wolfram  Kocznar
Mr.  Herald  Negele
AXESS  AG
Gewerbepark  Habach  1
A-5321  Koppl
Salzburg,  Austria

CC:  Bernie  Kubisiak

                            Dear Wolfram and Harald:

Per my discussion and agreement with Harald, we have reached the following agreement:

1. We agreed to increase the UCC-1 to $100,000 and will change the secured party to Designa, which has been sent.

2.  We  have  wired  $25,000  US  per  Jackie  Pham's  notification.

3. Thank you for you release of the equipment for the fitness shipments for 83,000 Euros, and the PO Number 2051-2 for the Park City equipment.

4. We agreed to reduce our total outstanding payables to AXESS to 150,000 euro by end of October.

5. We have placed Purchase Orders for an additional 50 systems of fitness equipment for delivery as soon as possible.
Please confirm on when you can ship  as  soon  as  possible.

We  will  discuss  long  term  planning  during  October.

Thanks  and  best  regards                         accepted






Steve  Meineke                                   Wolfram  Kocnar
General  Manager                                 CEO  Axess  AG
                                                 06.10.2003

         RAPIDTRON Inc. 3151 Airway Avenue Bldg. Q  Costa Mesa, CA 92626
                     tel. 949.798.0652  (fax)  949.474.4500



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